Exhibit 99.1

Health Insurance Innovations, Inc. Announces Preliminary Record 2013 Premium Equivalents Driven by Strong Fourth Quarter Sales

TAMPA, Fla., January 9, 2014 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ) (“HII” or “Company”), a leading developer and administrator of affordable, cloud-based individual health insurance plans and ancillary products, today announced that it expects to report that growth in premium equivalents totaled 30% to 32% for the year ended December 31, 2013, which is in the upper end of the Company’s guidance range. Premium equivalents are a non-GAAP financial measure used by the Company to manage its performance and are defined as the total collections from customers for all health and ancillary policy types, including premiums, enrollment fees and discount benefit charges.

Mike Kosloske, Chairman and CEO of the Company commented, “As expected, demand for our affordable insurance products continued to accelerate during the Affordable Care Act’s open enrollment period. For the entire fourth quarter, total submitted applications increased more than 50% compared to the fourth quarter of 2012, which positions us favorably for 2014.”

About Health Insurance Innovations, Inc.

Headquartered in Tampa, Florida, Health Insurance Innovations, Inc. creates customizable and affordable, high-quality health insurance products and supplemental services through partnerships with best-in-class carriers. We are an industry leader in the sale of 12-month short-term medical insurance plans, which provide an economical alternative to Individual Major Medical plans. HII pioneered and engineered its next-generation, cloud-based technology platform to provide licensed agents, brokers, and call centers with real-time health insurance solutions, allowing them to tailor plans to fit consumers’ budgets and needs.

Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on the Company’s current assumptions, expectations and belief are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HII’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HII’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q, all as filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT:

Health Insurance Innovations, Inc.:

James Dietz

Chief Financial Officer

(877) 376 5831 ext.292

jdietz@hiiquote.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

(212) 966 3650

susan@sanoonan.com

Media Contact:

Andreas Marathovouniotis

Russo Partners, LLC

(212) 845-4235

andreas.marathis@russopartnersllc.com